PROMISSORY NOTE


Principle Amount: $5,200,000.00                                 State of Arizona

        FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of TLD FUNDING GROUP a division of Cee and Gee Funding, Inc., the sum of Five Million Two Hundred Thousand Dollars ($5,200,000.00), together with fees and terms defined in the Equipment Finance Proposal dated March 11, 1999, attached and made a part hereof.

        In the event this note shall be in default, and placed with an attorney for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. Payments not made within five (5) days of due date shall be subject to a late charge of 5% of said payment. All Payments hereunder shall be made to such address as may from time to time be designated by any holder hereof.

        The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this note, or upon the exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any on occasion shall not be an indulgence for any other or future occasion. Any modification or change of terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into an such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State first appearing at the head of this note. The undersigned hereby execute this note as principals and not as sureties.


Debtor(s): SITEK, Inc.                  Advanced Technology Services, Inc.


/s/ Don M. Jackson, Jr.                 /s/ Julian Gates
-------------------------------         -------------------------------
Don M. Jackson, Jr.                     Julian Gates, President

                                TLD FUNDING GROUP
                            8900 N CENTRAL, SUITE 214
                             PHOENIX, ARIZONA 85020
                                 (602) 678-4079
                               (602) 906-9549 FAX


March 11, 1999

SITEK, Inc. and Advanced Technology Services, Inc.
1817 West 4th St
Tempe, Az 85281
Attn: Julian Gates

RE: Equipment Finance Proposal

Dear Mr. Jackson,

TLD Funding Group (TLD) proposes the following structure for an equipment finance for the terms and conditions set forth below:

Debtor:                       SITEK, Inc. and Advanced Technology Services, Inc.

Type of Instrument:           Promissory Note

Type of Equipment:            Fujitsu 6" Wafer Fab equipment line in New Castle,
                              UK

Term:                         120 Days

Equipment Cost:               $5,200,000.00

Placement Fee:                $500,000.00

Management Fee:               3% of $5,200,000.00

Total Debt:                   $5,856,000.00

Repayment Method:             All  funds  collected  from  the  proceeds  of the
                              equipment  will  immediately  be  transferred to a
                              joint account  established by ATSI and TLD Funding
                              Group   in  a   mutually   agreed   to   financial
                              institution. TLD Funding Group will be the only signor on the account until such time as the total amount of funds collected exceeds the amount of the purchase price plus costs of funds. At that time TLD Funding Group will be removed as the custodian of the joint account and ATSI will be assigned full responsibility for this account.

Penalty for Non Performance:  1. If  after  90  days the Total Debt has not been retired and ATSI has not provided copies of revelant purchase orders covering the repayment amount, a 5% penalty will be assessed on the outstanding balance beginning with the 91st day and will be accessed every 30 day period until the debt is retired.

                              2. If  after 120 days the amount collected has not
                                 retired the debt plus cost of funds, ATSI will be assessed a 5% penalty on the outstanding balance on the 121st day and will be accessed every 30 day period the debt is outstanding.

                              3. The  penalties  defined in items 1 and 2 above
                                 are not cumulative. Only one penalty may be applied for any given period.

Other:                        1. ATSI will be responsible for all taxes, exports
                                 duties, legal fees, and extraordinary expenses incurred by TLD Funding Group, its assignee, or the Funding bank.

                              2. ATSI  will  provide TLD Funding Group a list of
                                 contingent customers for the equipment.

                              3. Prior  to  transfer  of  funds from TLD Funding
                                 Group or it assigned bank to Bank of Tokyo - Mitsubishi on March 18, 1999, ATSI will provide TLD Funding Group an insurance certificate naming TLD Funding Group or its assignee as additionally insured and loss payee.

                              4. Upon  signing  of  contract between Fujitsu and
                                 ATSI, ATSI will transfer title of equipment to TLD Funding Group.

                              5. Any other reasonable and expedient items raised
                                 and agreed to by pertaining parties.

We appreciate the opportunity to present this proposal and look forward to your positive response. In the meantime, we would be pleased to receive any questions or comments you have.


Sincerely,                              Accepted

TLD Funding Group                       SITEK, Incorporated and Advanced
                                        Technology Services, Inc.


/s/ John Balding                        /s/ Julian Gates
---------------------------             ---------------------------
John Balding                            Julian Gates

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